                                                                      Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38958, 333-50159, 333-47601, 333-70510 and
333-123069) of Whitehall Jewellers, Inc. of our reports dated April 13, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 15, 2005